Exhibit 99.1

5929 Baker Road, Suite 475 Minneapolis, MN 55345	Phone: 952.564.3500 Fax: 952.974.7887
Wireless Ronin Announces Key Management Changes
MINNEAPOLIS – March 9, 2009 — Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a Minneapolis-based worldwide digital signage provider, today announced that Darin McAreavey has been appointed the Company’s new vice president and chief financial officer.
Mr. McAreavey brings to Wireless Ronin 20 years of financial management experience with mid-size privately and publicly held high-tech companies, most recently at Xiotech Corporation, a privately held data storage and protection company where he helped raise capital and assisted in a strategic acquisition and key product launch. Prior to Xiotech Corporation, McAreavey served as chief financial officer of Global Capacity Group, a publicly held telecommunications logistics provider.
“Darin’s extensive experience in the financial management of high tech companies both public and private will be an integral part of our success,” said James C. (Jim) Granger, president and CEO. “We are excited to welcome Darin to our team and believe he will be a great addition to our current management. The Company greatly appreciates Brian Anderson’s service as interim CFO over the past several months and we look forward to continuing to work with him as he continues to serve as our vice president and controller,” Granger concluded.
Prior to Global Capacity Group, McAreavey served as chief financial officer, executive vice president and treasurer of Stellent, Inc. where he assisted in strategic acquisition, restructuring and reorganization initiatives.
Wireless Ronin also announced the promotion of Scott Koller to executive vice president and chief operating officer. Mr. Koller joined Wireless Ronin in November 2004 and has most recently served as the Company’s executive vice president of sales and project management. In December 2008, Koller expanded his role to include product development on an interim basis.
Taking over the role of product development will now be newly appointed Viet Tran serving as vice president of product development. Prior to joining Wireless Ronin, Tran served as chief information officer for Grand Sierra Resort and Casino. Before Grand Sierra Resort and Casino, Tran held technology management positions at ShopNBC and Ulysses Netsolutions.
“I am very pleased by these changes within our organization. We must continue to become more focused on generating profitable revenue in those markets that offer opportunity today. These additions and changes further streamline our organization and help us maintain our position as a recognized leader in the digital signage industry,” concluded Granger.
About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (www.wirelessronin.com) is the developer of RoninCast®, a complete software solution designed to address the evolving digital signage marketplace. RoninCast® software provides clients with the ability to manage a digital signage network from one central location and is the only complete, turnkey solution in the digital signage marketplace. The software suite allows for customized distribution with network management, playlist creation and scheduling, and database integration. Wireless Ronin offers an array of services to support RoninCast® software including consulting, creative development, project management, installation, and training. The company’s common stock trades on the NASDAQ Global Market under the symbol “RNIN”.
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products;  dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, on May 9, 2008.

Contact:

James C. (Jim) Granger, president and CEO
Wireless Ronin Technologies, Inc.
(952) 564 - 3500
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